 Exhibit 21.1

List of Subsidiaries

Heilongjiang Zhonghao Starch-Based Biodegradable Materials Co., Ltd

Advanced Green Materials, Inc.

Harbin ChangFangYuan Hi-Tech Environment-Friendly Industrial Co., Ltd.